Exhibit 16.1

PLS CPA, A PROFESSIONAL CORPORATION
 4725 MERCURY STREET #210  SAN DIEGO  CALIFORNIA 92111
 TELEPHONE (858)722-5953 FAX (858) 761-0341  FAX (858) 764-5480
 E-MAIL changgpark@gmail.com

August 4, 2015

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549-7561

Re: Immage Biotherapeutics Corp.

Dear Madame or Sir

On August 3, 2015 our appointment as auditor for Immage Biotherapeutics Corp. ceased. We have read Immage Biotherapeutics Corp.'s statement included under Item 4.01 of its Form 8-K dated August 3, 2015 and agree with such statements, insofar as they apply to us.

Very truly yours,

/s/ PLS CPA
____________________________
PLS CPA, A Professional Corp.
San Diego, CA 92111